EXHIBIT 99.3

Second-Quarter 2004 Financial Results March 31, 2004

Certain statements contained in this presentation, such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, currency impact, business and financial plans and other non-historical facts are "forward-looking statements." These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: the company's exposure to various contingencies, including those related to Solutia Inc., litigation, intellectual property, regulatory compliance (including seed quality), environmental contamination and antitrust; fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company's Roundup herbicide; the accuracy of the company's estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company's research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company's ability to continue to manage its costs; the company's ability to successfully market new and existing products in new and existing domestic and international markets; the company's ability to obtain payment for the products that it sells; the company's ability to achieve and maintain protection for its intellectual property; the effects of the company's accounting policies and changes in generally accepted accounting principles; the company's ability to fund its short-term financing needs; general economic and business conditions; political and economic conditions due to threat of future terrorist activity and related military action; and other risks and factors detailed in the company's filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise. Forward-Looking Statements

Non-GAAP Financial Information This presentation uses the non-GAAP financial measures of "free cash flow" and earnings per share ("EPS") excluding the effect of certain items. We define "free cash flow" as the total of cash flows from operating activities and cash flows from investing activities. A non-GAAP EPS financial measure (which we sometimes refer to as EPS on an ongoing basis) may exclude the impact of restructuring charges, charges associated with the settlement of litigation, gains and losses on the sale of assets, and certain other items. The specific items that are excluded from, and result in, our non-GAAP EPS financial measure are clearly identified as such in this presentation. The presentation of free cash flow and EPS excluding the effect of certain items is intended to supplement investors' understanding of our operating performance. These non-GAAP financial measures may not be comparable to similar measures used by other companies. Furthermore, these non-GAAP financial measures are not intended to replace net income (loss), cash flows, financial position, or comprehensive income (loss), as determined in accordance with accounting principles generally accepted in the United States. The non-GAAP financial measures used in this presentation are reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP and can be found at the end of this presentation. Fiscal Year In this presentation, unless otherwise specified: References to years, or to fiscal years, 2001 through 2006 are on a fiscal year basis and refer to the 12-month period ending August 31. References to the second quarters of 2003 and 2004 refer to 3-month periods ended February 28 and February 29, respectively.

Second-Quarter and First-Half Financial Summary Second Quarter 2004 Second Quarter 2003 % Change Six Months 2004 Six Months 2003 % Change Net Sales $1,492M $1,293M 15% $2,520M $2,139M 18% Net Income $154M $100M 54% $57M $82M (30)% Diluted EPS $0.57 $0.38 50% $0.21 $0.31 (32)% Free Cash Flow $71M $413M (83)%

Items Included in Reported Earnings First Half 2004 $(0.19) per share for net restructuring charges $(0.09) per share net for discontinued operations and related restructuring $(0.26) per share for goodwill impairment of global wheat business $0.01 per share net for non- restructuring discontinued operations First Half 2003 $(0.12) per share for net restructuring charges $(0.01) per share net for discontinued operations and related restructuring $(0.05) per share for accounting charge related to asset retirement obligations Second Quarter 2003 $(0.08) per share for net restructuring charges $(0.01) per share for discontinued businesses and related restructurings $(0.05) per share for accounting change related to asset retirement obligations Second Quarter 2004 $(0.12) per share for net restructuring charges $(0.01) per share for discontinued businesses and related restructurings

Market Potential for Biotech Traits Highlights Continued Growth Opportunity Key Markets Roundup Ready Soybeans Roundup Ready Corn YieldGard Corn Borer YieldGard Root Worm Roundup Ready Cotton Bollgard I and II Cotton United States 70M 20M-50M 30M-40M 15-20M 10-15M 6-8M Brazil 50M 20M 15M 5M - - Argentina 30M 5M 4M 1M - - India - - - - - 10-15M Australia - - - - 0.5M-0.8M 0.5M-0.8M Total Available Market in Acres Biotech Acres Planted 2003 Remaining Available Market Biotech Acres Potential M Acres 93.4 56.6 62% Biotech Acres Potential M Acres 12 63 16% Biotech Acres Potential M Acres 27.3 31.7 46% Biotech Acres Potential M Acres 0.4 26 1% Biotech Acres Potential M Acres 9.9 5.9 63% Biotech Acres Potential M Acres 6.1 17.7 26%

Stacking Biotech Traits Adds New Dimension to Market Potential Monsanto U.S. Biotech Intensity Index 1996 1997 1998 1999 2000 2001 2002 2003 2004F 2005F 2006F Cotton (2 Traits) 1 1.0182 1.1554 1.2934 1.419 1.5 1.4641 1.5294 1.5281 1.5608 1.5657 Corn (3 Traits) 1 1 1.0024 1.0018 1.0083 1.0649 1.0842 1.1577 1.2142 1.2704 1.3296 Soybeans (1 Trait) 1 1 1 1 1 1 1 1 1 1 1 Average number of biotech traits per biotech acre

Stacked Traits in Corn Accelerate in 2005-2006 Stacked Corn Traits 2002 2003 2004F 2005F 2006F Branded Seed 24 44 50 64 70 All Trait Licensees 4 6 13 20 24 Percent of corn trait units sold All Trait Licensees Stacked traits offer incomparable value to the farmer Branded Seed 35% Overall

Brazil Value Capture System Has Begun Operation Brazil Grain-based system implemented Over 95% of grain originators in the territory under contract First 5% of harvest has been delivered 2004 Forecast for Brazil Value Capture System Soybean harvest in territory 8-10 million metric tons 1 Complete 2 To Do Monitor and audit progress Collect royalty payments from partners X ( Average 2004 grower price $3.50 US dollars (10 reais) ) Grain partner share Implementation costs _ = Expected contribution to earnings per share in 2004 Neutral Sale of Roundup Ready soybean varieties for this area requires new regulatory approvals Varieties from Argentina are adaptable to this area 40 million planted soybean acres 10 million planted soybean acres X Percent Roundup Ready

Royalty Collection System Involves Many Parties Royalty Collection System Involves Many Parties Royalty Collection System Involves Many Parties Grain Handler Exporter/ Processor Cooperative Grower GROWER GRAIN DELIVERY: Roundup Ready presence determination If Roundup Ready, royalty deduction Payment to Monsanto GROWER GRAIN DELIVERY: If delivering to a Roundup Ready designated elevator, load assumed as Roundup Ready Roundup Ready royalty deduction PARTICIPANT GRAIN TRANSFER: No testing nor deduction (Roundup Ready grain under fee paid status) Ready grain under fee paid status) Ready grain under fee paid status) Ready grain under fee paid status) GROWER GRAIN DELIVERY: Roundup Ready presence determination If Roundup Ready, royalty deduction Payment to Monsanto COOPERATIVE GRAIN DELIVERY: No Roundup Ready presence determination Designated elevator assumed Roundup Ready Roundup Ready royalty deduction Roundup Ready

EU Import Approvals Pending, but Business Strategy in Process To Expand Market Choices European Union Situation Import approvals needed for free flow of grain Expands market potential in Americas Near-term, Roundup Ready corn key 1 Regulatory Alternative 2 Business Alternative Pursue business approach to expand U.S. market New grower initiatives under way to ensure market availability for biotech grain "We Buy All Corn, All Year" Advance products under new EU regulations Monsanto focused on imports 23 products in regulatory queue under Directive 2001/18; 12 from Monsanto Roundup Ready corn first Monsanto event under consideration New food and feed laws, and traceability/ labeling expected in mid-April

Enhanced Channeling Could Expand Market Potential for Roundup Ready Corn Business Approach New website indicates to farmers which elevators in their area accept biotech grain not yet approved for import into the European Union Communication and education program under way

2003 2004F 2005F 2006F Seeds and Traits 1084 1251 1399 1544 All Other 531 503 521 545 Roundup 699 589 477 483 Monsanto Is Transforming as Seeds and Traits Take the Lead and Grow $ millions Gross Profit Seeds and Traits Roundup All Other Six Months Ended Feb. 28, 2003 Six Months Ended Feb. 29, 2004 Seeds and Traits 606.4 775 All Other 190 187 Roundup 192 254 $ millions

Restructuring Actions Are on Track Fiscal Year Estimated Earnings Effect* Estimated Cash Effect Estimated Non-Cash Effect* Estimated Savings 6 Months Ended Feb. 29, 2004 $144M after-tax or $0.54 per share $31M after-tax or $0.11 per share $113M after-tax or $0.43 per share None Fiscal Year 2004 $225M after-tax or $0.85 per share $90M after-tax or $0.34 per share $135M after-tax or $0.51 per share $20M - $26M after-tax or $0.08 - $0.10 per share Fiscal Year 2005 None None None $80M - $95M after-tax or $0.31 - $0.36 per share Fiscal Year 2006 None None None $90M - $105M after-tax or $0.34 - $0.40 per share Estimated Costs and Savings Associated with Implementing Strategic Actions * Includes $69M effect from goodwill adjustment related to global wheat business

Fiscal Year 2004 Targets Earnings Per Share - Ongoing Business $1.40 - $1.50 Earnings Per Share - GAAP Basis $0.55 - $0.65 Free Cash Flow $350M - $400M SG&A as a % of Sales 22% range R&D as a % of Sales 10% range Capital Expenditures $250M-$300M Fiscal Year 2004 Guidance Reflects Continued Growth in Seeds and Traits, Cautious View of Roundup Full-Year Guidance Now expected in mid- to upper-end of range Quarterly Guidance: $0.74 first-half actual 40% of full-year EPS in third quarter Approximately 10% of full-year EPS in fourth quarter

Free Cash Flow Goal for FY2004 Remains $350M-$400M 6 Months Ending Feb. 28, 2003 6 Months Ending Feb. 29, 2004 Net income and noncash items 338 736 Working capital and other balance sheet changes 463 -519 Capital spending and investments -388 -146 Free cash 413 71 $ Millions Net income and noncash items Working capital and other balance sheet changes Capital spending and other investing activities Free cash flow Free Cash Flow Year-to-Date

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Free Cash Flow

$ Millions	Fiscal Year 2004 Target	6 Months Ended Feb. 29, 2004	6 Months Ended Feb. 28, 2003
Net Cash Provided (Required) by Operations	$540-$570	$217	$801
Net Cash Provided (Required) by Investing Activities	$(190)-$(170)	(146)	(388)
Free Cash Flow	$350-$400	71	$413
Net Cash Provided (Required) by Financing Activities	N/A	(54)	(463)
Net Increase (Decrease) in Cash and Cash Equivalents	N/A	$ 17	$ (50)

Reconciliation of Non-GAAP EPS

$ Millions	Fiscal Year 2004 Target	3 Months Ended Feb. 29, 2004	3 Months Ended Feb. 28, 2003	6 Months Ended Feb. 29, 2004	6 Months Ended Feb. 28, 2003
Net Income (Loss)	$0.55-$0.65	$0.57	$0.38	$0.21	$0.31
Cumulative Effect of Change in Accounting Principle	--	--	$0.05	--	$0.05
Income (Loss) Before Cumulative Effect of Accounting Change	$0.55-$0.65	$0.57	$0.43	$0.21	$0.36
2004 Restructuring Charges – Net	$0.46	$0.12	--	$0.19	--
Estimated 2004 Discontinued Operations and Related Restructurings – Net	$0.13	$0.01	$0.01	$0.08	$0.01
2000 and 2002 Restructuring Charges – Net	--	--	$0.08	--	$0.12
Goodwill Impairment Charge for Global Wheat Business	$0.26	--	--	$0.26	--
Net Income (Loss) from Ongoing Business	$1.40-$1.50	$0.70	$0.52	$0.74	$0.49

MONSANTO

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